Exhibit 10.1

                               AMENDMENT NO. 1 TO

                             STOCK OPTION AGREEMENT

                                pursuant to the

                                  LABONE, INC.

                            LONG-TERM INCENTIVE PLAN

      This AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT ("Amendment") is dated as of ________________ and entered into by and between LabOne, Inc. ("LabOne"), a Missouri corporation, and _____________________ ("Optionee").

      WITNESSETH that:

      WHEREAS, LabOne and the Optionee are parties to one or more Stock Option Agreements (individually the "Stock Option Agreement" or collectively the "Stock Option Agreements") relating to stock options granted under the LabOne, Inc. Long-Term Incentive Plan (the "Plan"); and

      WHEREAS, LabOne and the Optionee desire to amend the Stock Option Agreements to authorize LabOne to take certain actions with respect to the stock options in connection with certain corporate transactions; and

      WHEREAS, it is in the best interests of LabOne and the Optionee to provide such authorization to LabOne in order for LabOne to be able to engage in one or more corporate transactions;

      NOW, THEREFORE, in consideration of the terms and provisions of this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

      Section 1. Each Stock Option Agreement under the Plan is hereby amended to add a new Section 19 to such Stock Option Agreement to read as follows:

           19. In the event that the Board of Directors of LabOne approves:

                     (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own no voting securities or voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent),



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                     excluding for purposes of such calculation any such
                     shareholder of LabOne who beneficially owns prior to the transaction more than ten percent (10%) of the other entity involved in the transaction (or its parent),

                     (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity, or

                     (c) a liquidation or dissolution of LabOne (collectively, a "Corporate Transaction");

                the Board of Directors of LabOne may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to the Option:

                     (i) provide that the Option shall be assumed or an equivalent stock option shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof),

                     (ii) upon thirty (30) days' prior written notice to the Optionee, provide that the Option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the Option shall terminate, or

                     (iii) provide that the Option shall terminate as of a specified time and that the Optionee shall receive, in lieu of any Shares the Optionee would be entitled to receive upon exercise of the Option, the amount of consideration equal to the number of Shares subject to the Option immediately prior to termination multiplied by the amount by which the value of the consideration paid per Share in the Corporate Transaction exceeds the exercise price per Share in the Option, as determined by the Committee in its sole discretion, subject to all applicable tax withholding requirements;

                provided, however, that unless determined otherwise by the Board, the acceleration of vesting, exercise (if such Option is exercised) and termination of such Option under clause (ii) shall be subject to the condition that the respective Corporate Transaction shall be consummated and such acceleration of vesting, exercise (if such Option is exercised) and subsequent termination of such Option shall be effective immediately prior to the effectiveness of the respective Corporate Transaction.

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      Section 2.The remaining provisions of each Stock Option Agreement shall apply to this Amendment and to such Stock Option Agreement as amended by this Amendment.

      IN WITNESS WHEREOF, LabOne, Inc. has caused this Amendment to be executed in its corporate name, and the Optionee has executed the same in evidence of the Optionee's acceptance hereof, upon the terms and conditions herein set forth, as of the day and year first above written.

                                  LABONE, INC.



                                  By:
                                     ----------------------------
                                       Name:
                                       Title:


                                   ----------------------------
                                   Optionee



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